UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2010

CHUGACH ELECTRIC ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, Alaska	99518
(Address of Principal’s Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chugach Electric Association’s annual membership meeting was held on April 29, 2010.  One new board member was elected, while one current board member was re-elected.  Total number of members of record was 66,375.  Out of 10,174 votes, new board member Susan Reeves received 5,408 votes, while current board member P J Hill received 4,929 votes.  These board members were elected to three-year terms.

There were also five proposed bylaw amendments before the membership which included three proposals that dealt with clarifying non-natural candidate qualifications, member committee terms and service and the board delegation of duties.  Another proposal changed director voting procedures and the final proposal moved the annual meeting date from the month of April to approximately six weeks later.  All proposals passed.

The amended bylaws effective April 29, 2010 are attached as Exhibit 3.2.

Item 9.01 – Financial Statements and Exhibits

Exhibit 3.2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 30, 2010	CHUGACH ELECTRIC ASSOCIATION, INC.

By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer